Exhibit 99.1

Investor Relations Contact
Press Contact
Shirley Stacy
Shannon Mangum Henderson
Align Technology, Inc.
Ethos Communication, Inc.
(408) 470-1150
(678) 261-7803
sstacy@aligntech.com
align@ethoscommunication.com

ALIGN TECHNOLOGY ANNOUNCES THIRD QUARTER 2015 RESULTS

•	Q3 worldwide Clear Aligner shipments of 147.5 thousand, up 23.3% year-over-year, with North America up 18.6% and International up 35.1%
•	Q3 Clear Aligner teenage shipments of 40.6 thousand, up 22.3% year-over-year
•	Q3 revenues of $207.6 million, up 9.4% year-over-year, and diluted EPS of $0.34

SAN JOSE, Calif., October 22, 2015 -- Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the third quarter ended September 30, 2015. Clear Aligner shipments for the third quarter of 2015 (Q3'15) were 147.5 thousand, a 23.3% increase year-over-year. Net revenues for Q3'15 were $207.6 million, a 9.4% increase year-over-year from $189.9 million in the third quarter of 2014 (Q3'14). Net profit for Q3'15 was $27.6 million, or $0.34 per diluted share, compared to $38.2 million, or $0.47 per diluted share in Q3'14. Q3'15 reported revenue was lower by approximately $7.0 million, or approximately $0.06 per diluted share, due to Align's new Additional Aligners at No Charge policy that launched on July 18, 2015.  As a result of this new policy, which provides free additional aligners for eligible Invisalign treatments, the Company now defers more revenue per treatment and will recognize this revenue in a future period as the additional aligners are shipped.

"Q3 was another good quarter, with revenues and EPS above the high-end of our guidance," said Joe Hogan, Align Technology President and CEO. "Our results were driven by strong Invisalign case volume, with growth across all customer channels and geographies, reflecting our highest year-over-year growth in North America in three years with continued strength coming from EMEA and APAC, expansion in low-stage product segment and seasonally strong uptake by teenage patients, which account for 75% of the Orthodontic market."

Summary Financial Comparisons
(In millions except for shipments and per share amounts)

	Q3'15	Q2'15	Q3'14	Q/	Q	Y/	Y
GAAP
Clear Aligner shipments	147,485	144,570	119,615	2.0%		23.3%
Net revenues	$207.6	$209.5	$189.9	(0.9)%		9.4%
Clear Aligner	$198.3	$200.8	$178.1	(1.3)%		11.3%
Scanner & Services	$9.3	$8.7	$11.7	7.8%		(20.4)%
Net profit	$27.6	$31.4	$38.2	(11.9)%		(27.8)%
Net profit per share	$0.34	$0.39	$0.47	$(0.05)		$(0.13)

Note: Changes and percentages are based on actual values and may effect totals due to rounding

As of September 30, 2015, Align had $630.0 million in cash, cash equivalents and marketable securities compared to $602.6 million as of December 31, 2014. During Q3'15, Align repurchased 662,000 shares of stock, including the final delivery of 332,000 shares related to the completion of our previously announced $70 million accelerated stock repurchase (ASR) and 330,000 shares amounting to $18.8 million in open market repurchases. There remains approximately $111.2 million available for repurchases under the existing stock repurchase authorization. These repurchases were collectively part of a three-year, $300 million stock repurchase program announced on April 23, 2014 of which the second $100 million was authorized to be purchased through April 2016.

Additional Aligners at No Charge Effective July 18, 2015
Align implemented its new Additional Aligners policy on July 18, 2015 in which the Company no longer distinguishes between mid-course corrections and case refinements providing doctors the ability to order additional aligners to address either treatment need at no charge, subject to certain requirements.  These changes were effective for all new Invisalign Full, Teen, and Assist treatments shipped worldwide after July 18, 2015, as well as any cases that were open as of this date. While this policy change was largely immaterial to the Company's cash flows, it does influence the rate at which the Company recognizes revenue.

Q4 2015 Business Outlook
For the fourth quarter of 2015 (Q4'15), Align provides the following guidance:
•	Clear Aligner case shipments in the range of 154.9 thousand to 157.4 thousand, up approximately 22% to 24% over the same period a year-ago.
•	Net revenues in the range of $223.0 million to $227.9 million.
•	Diluted EPS in the range of $0.50 to $0.53.

Q4'15 net revenues include the expected impact of approximately $7.0 million to $8.0 million, or approximately $0.06 to $0.07 per diluted share, due to the impact on deferred revenues from Align's new Additional Aligners at No Charge policy that launched on July 18, 2015.

Align Announces Patent Infringement and False Advertising Lawsuit Against SmileCareClub, Sharper Image, and Brookstone
In a separate press release today, Align announced that it has filed a lawsuit in the United States District Court for the Northern District of California against SmileCareClub LLC ("SmileCareClub"), Camelot SI, LLC d/b/a SharperImage.com ("Sharper Image"), and Brookstone, Inc. ("Brookstone") for patent infringement, false advertising, and unfair competition.

On October 21, 2015 Align and ClearCorrect agreed to mutually dismiss the claims and cross-claims in the California Superior Court action. This litigation is unrelated to Align's pending patent infringement case against ClearCorrect.

Align Web Cast and Conference Call

Align will host a conference call today, October 22, 2015 at 4:30 p.m. ET, 1:30 p.m. PT, to review its third quarter 2015 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet.  To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com.  To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13621393 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on October 29, 2015.

About Align Technology, Inc.

Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding the expected impact that the "Additional Aligners at No Charge" policy will have on net revenues in the fourth quarter of 2015, in addition to certain other business metrics for the fourth quarter of 2015, including, but not limited to, anticipated net revenues, deferrals, gross margin, operating expenses, operating profit, diluted earnings per share, and case shipments.  Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on February 26, 2015. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net revenues	$207,636	$189,876	$615,210	$563,053

Cost of revenues	50,060	44,822	147,910	135,272

Gross profit	157,576	145,054	467,300	427,781

Operating expenses:
Selling, general and adminstrative	101,751	80,653	290,657	246,175
Research and development	17,779	12,854	47,348	39,523
Total operating expenses	119,530	93,507	338,005	285,698

Operating profit	38,046	51,547	129,295	142,083

Interest and other income (expense), net	(1,568)	(1,999)	(2,846)	(1,491)

Profit before income taxes	36,478	49,548	126,449	140,592

Provision for income taxes	8,862	11,301	31,306	34,301

Net profit	$27,616	$38,247	$95,143	$106,291

Net profit per share
- basic	$0.35	$0.47	$1.19	$1.31
- diluted	$0.34	$0.47	$1.17	$1.29

Shares used in computing net profit per share
- basic	79,808	80,629	80,173	80,924
- diluted	81,092	82,014	81,576	82,443

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$174,040	$199,871
Marketable securities, short-term	310,715	254,787
Accounts receivable, net	148,395	129,751
Inventories	18,939	15,928
Prepaid expenses and other current assets	59,644	56,823
Total current assets	711,733	657,160

Marketable securities, long-term	145,246	147,892
Property, plant and equipment, net	120,738	90,125
Goodwill and intangible assets, net	79,715	82,056
Deferred tax assets	14,542	3,099
Other assets	7,588	7,665

Total assets	$1,079,562	$987,997

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$32,599	$23,247
Accrued liabilities	95,914	87,880
Deferred revenues	115,998	90,684
Total current liabilities	244,511	201,811

Other long term liabilities	36,792	33,415

Total liabilities	281,303	235,226

Total stockholders' equity	798,259	752,771

Total liabilities and stockholders' equity	$1,079,562	$987,997

ALIGN TECHNOLOGY, INC.
Q3 2015 FINANCIAL AND BUSINESS METRICS
(in thousands except average selling price, utilization and doctors trained)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2014	2014	2014	2014	2014	2015	2015	2015

Invisalign Clear Aligner Net Revenues by Geography:
North America	$107,910	$111,648	$113,349	$113,670	$446,577	$118,844	$126,137	$124,085
International	49,848	55,988	53,439	60,467	219,742	55,920	61,896	61,265
Non-case*	10,481	12,099	11,350	12,300	46,230	12,265	12,784	12,942
Total Clear Aligner Net Revenues	$168,239	$179,735	$178,138	$186,437	$712,549	$187,029	$200,817	$198,292
YoY % growth	18.8%	17.2%	16.0%	12.2%	15.9%	11.2%	11.7%	11.3%
QoQ % growth	1.2%	6.8%	-0.9%	4.7%		0.3%	7.4%	-1.3%
*includes Invisalign training, ancillary products, and retainers
								-
Average Invisalign Selling Price (ASP):
Worldwide ASP	$1,405	$1,405	$1,395	$1,370	$1,395	$1,335	$1,300	$1,255
International ASP	$1,620	$1,625	$1,560	$1,510	$1,575	$1,410	$1,380	$1,325

Invisalign Clear Aligner Cases Shipped by Geography:
North America	81,420	84,850	85,405	86,855	338,530	91,110	99,630	101,260
International	30,760	34,450	34,210	40,050	139,470	39,670	44,940	46,225
Total Cases Shipped	112,180	119,300	119,615	126,905	478,000	130,780	144,570	147,485

Number of Invisalign Doctors Cases Shipped To:
North America	19,015	19,505	19,550	19,745	29,890	20,165	21,335	21,160
International	7,185	7,685	7,950	8,945	13,450	9,050	9,790	10,150
Total Doctors Cases Shipped To	26,200	27,190	27,500	28,690	43,340	29,215	31,125	31,310

Invisalign Doctor Utilization Rates*:
North America	4.3	4.4	4.4	4.4	11.3	4.5	4.7	4.8
North American Orthodontists	8.1	8.4	8.8	8.6	27.7	9.0	9.5	9.9
North American GP Dentists	2.9	2.9	2.8	2.9	6.9	2.9	3.0	2.9
International	4.3	4.5	4.3	4.5	10.4	4.4	4.6	4.6
Total Utilization Rates	4.3	4.4	4.4	4.4	11.0	4.5	4.6	4.7
* # of cases shipped/# of doctors to whom cases were shipped

Number of Invisalign Doctors Trained:
North America	700	1,150	1,125	1,170	4,145	870	1,120	1,060
International	1,255	1,380	1,400	1,255	5,290	1,540	1,335	1,200
Total Doctors Trained Worldwide	1,955	2,530	2,525	2,425	9,435	2,410	2,455	2,260
Total to Date Worldwide	86,515	89,045	91,570	93,995	93,995	96,405	98,860	101,120

Total Net Revenues:
Clear Aligner Net Revenues	$168,239	$179,735	$178,138	$186,437	$712,549	$187,029	$200,817	$198,292
Scanner & Services Net Revenues	12,407	12,796	11,738	12,163	49,104	11,057	8,671	9,344
Total Worldwide Net Revenues	$180,646	$192,531	$189,876	$198,600	$761,653	$198,086	$209,488	$207,636
YoY % growth	17.6%	17.5%	15.4%	11.4%	15.4%	9.7%	8.8%	9.4%
QoQ % growth	1.3%	6.6%	-1.4%	4.6%		-0.3%	5.8%	-0.9%

Stock-based Compensation (SBC)
SBC included in Gross Profit	$800	$940	$865	$965	$3,570	$980	$970	$984
SBC included in Operating Expenses	8,300	9,370	9,045	9,510	36,225	10,670	11,860	13,677
Total SBC Expense	$9,100	$10,310	$9,910	$10,475	$39,795	$11,650	$12,830	$14,661

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

Q4'15 Guidance

GAAP

Net Revenues	$223.0 - $227.9

Gross Margin	75.7% - 76.2%

Operating Expenses	$114.7 - $116.3

Operating Margin	24.3% - 25.1%

Net Income per Diluted Share	$0.50 - $0.53

Q4'15 net revenues include the expected impact of approximately $7.0 million to $8.0 million, or approximately $0.06 to $0.07 per diluted share, due to the impact on deferred revenues from Align's new Additional Aligners at No Charge policy that launched on July 18, 2015.

Business Metrics:	Q4'15

Case Shipments	154.9K - 157.4K
Capital Expenditure	$20M - $25M
Depreciation & Amortization	$5.0M - $5.5M
Diluted Shares Outstanding	81.4M*
Stock Based Compensation Expense	$14.2M
Tax Rate	24.5%

* Excludes any stock repurchases during the quarter